Exhibit 99.1

Full Year and Fourth Quarter 2020 Earnings Results Media Relations: Jake Siewert 212-902-5400 Investor Relations: Heather Kennedy Miner 212-902-0300
The Goldman Sachs Group, Inc. 200 West Street | New York, NY 10282

Full Year and Fourth Quarter 2020 Earnings Results

Goldman Sachs Reports Earnings Per Common Share of $24.74 for 2020

Fourth Quarter Earnings Per Common Share was $12.08

“It was a challenging year on many fronts, and I am deeply proud of how our people helped clients respond to the economic disruption brought on by the pandemic and the extreme market volatility experienced over the past months. Our people responded admirably to a series of professional and personal challenges, while working from home or in offices that were reshaped dramatically. Thanks to their perseverance, we were able to help clients navigate a difficult environment, and, as a result, achieved strong results across the franchise, while advancing our strategic priorities. We hope this year brings much needed stability and a respite from the pandemic, but we remain ready to handle a wide range of outcomes and are poised to meet the needs of our clients.”

- David M. Solomon, Chairman and Chief Executive Officer

Financial Summary

Net Revenues	Net Earnings	EPS
2020 $44.56 billion 4Q20 $11.74 billion	2020 $9.46 billion 4Q20 $4.51 billion	2020 $24.74 4Q20 $12.08

ROE[1]	ROTE[1]	Book Value Per Share
2020 11.1% 4Q20 21.1%	2020 11.8% 4Q20 22.5%	2020 $236.15 2020 Growth 8.1%

NEW YORK, January 19, 2021 – The Goldman Sachs Group, Inc. (NYSE: GS) today reported net revenues of $44.56 billion and net earnings of $9.46 billion for the year ended December 31, 2020. Net revenues were $11.74 billion and net earnings were $4.51 billion for the fourth quarter of 2020.

Diluted earnings per common share (EPS) was $24.74 for the year ended December 31, 2020 compared with $21.03 for the year ended December 31, 2019, and was $12.08 for the fourth quarter of 2020 compared with $4.69 for the fourth quarter of 2019 and $8.98 for the third quarter of 2020.

Return on average common shareholders’ equity (ROE)1 was 11.1% for 2020 and annualized ROE was 21.1% for the fourth quarter of 2020. Return on average tangible common shareholders’ equity (ROTE)1 was 11.8% for 2020 and annualized ROTE was 22.5% for the fourth quarter of 2020.

During 2020, the firm recorded net provisions for litigation and regulatory proceedings of $3.42 billion, which reduced diluted EPS by $9.51 and reduced ROE by 3.9 percentage points.

Goldman Sachs Reports

Full Year and Fourth Quarter 2020 Earnings Results

Annual Highlights

◾

During the year, the firm navigated an uncertain macroeconomic environment due to the impact of the COVID-19 pandemic, but remained focused on serving clients and executing on strategic priorities, which contributed to net revenues of $44.56 billion, 22% higher than 2019, and the highest annual net revenues in 11 years. In addition, diluted EPS was $24.74, the second highest annual EPS reported by the firm.

◾

Investment Banking generated record net revenues of $9.42 billion, driven by record Equity underwriting net revenues and the second highest annual net revenues in Debt underwriting. The firm ranked #1 in worldwide announced and completed mergers and acquisitions, worldwide equity and equity-related offerings and common stock offerings for the year[2].

◾

Global Markets generated net revenues of $21.16 billion, 43% higher than 2019, and its highest annual net revenues in ten years, reflecting strong results in both Fixed Income, Currency and Commodities (FICC), which included the third highest annual net revenues in intermediation and record net revenues in financing, and Equities, which included record net revenues in derivatives.

◾	Asset Management generated net revenues of $7.98 billion, including record Management and other fees.

◾	Consumer & Wealth Management generated record net revenues of $6.00 billion, including record Wealth management net revenues and significantly higher Consumer banking net revenues.

◾	Firmwide assets under supervision[3,4] increased $286 billion during the year to a record $2.15 trillion.

◾

The firm continued to scale its digital consumer deposit platforms, as consumer deposits increased by $37 billion during the year to $97 billion[4]. In addition, the firm formally launched its transaction banking business in the U.S. and increased deposits to $29 billion[4].

◾	The Standardized Common Equity Tier 1 capital ratio[3] increased 140 basis points during the year to 14.7%[4].

Full Year Net Revenue Mix by Segment

Goldman Sachs Reports

Full Year and Fourth Quarter 2020 Earnings Results

Net Revenues

Full Year

Net revenues were $44.56 billion for 2020, 22% higher than 2019, reflecting significantly higher net revenues in Global Markets and Investment Banking and higher net revenues in Consumer & Wealth Management, partially offset by lower net revenues in Asset Management.

2020 Net Revenues
$44.56 billion
Fourth Quarter

Net revenues were $11.74 billion for the fourth quarter of 2020, 18% higher than the fourth quarter of 2019 and 9% higher than the third quarter of 2020. The increase compared with the fourth quarter of 2019 reflected higher net revenues across all segments, including significant increases in Global Markets and Investment Banking.

4Q20 Net Revenues
$11.74 billion

Investment Banking

Full Year

Net revenues in Investment Banking were $9.42 billion for 2020, 24% higher than 2019, reflecting significantly higher net revenues in Underwriting. This increase was partially offset by significantly lower net revenues in Corporate lending and slightly lower net revenues in Financial advisory.

The increase in Underwriting net revenues was due to significantly higher net revenues in both Equity and Debt underwriting, reflecting an increase in industry-wide volumes. The decrease in Corporate lending net revenues primarily reflected net mark-downs on corporate loans in 2020 compared to net gains in 2019. The decrease in Financial advisory net revenues reflected a decrease in industry-wide completed mergers and acquisitions transactions, primarily in the middle of the year.

2020 Investment Banking
$9.42 billion
	Financial Advisory	$3.07 billion
	Underwriting	$6.08 billion
	Corporate Lending	$282 million

The firm’s investment banking transaction backlog[3] increased significantly compared with the end of 2019.
Fourth Quarter

Net revenues in Investment Banking were $2.61 billion for the fourth quarter of 2020, 27% higher than the fourth quarter of 2019 and 33% higher than the third quarter of 2020. The increase compared with the fourth quarter of 2019 reflected significantly higher net revenues in Underwriting and Financial advisory, partially offset by a net loss in Corporate lending.

The increase in Underwriting net revenues was due to significantly higher net revenues in Equity underwriting, reflecting higher industry-wide activity, partially offset  by  lower net revenues in Debt underwriting, particularly in asset-backed underwriting. The increase in Financial advisory net revenues reflected an increase in completed mergers and acquisitions transactions. The net loss in Corporate lending primarily reflected lower results for relationship lending activities, including the impact of changes in credit spreads on hedges.

The firm’s investment banking transaction backlog[3] increased significantly compared with the end of the third quarter of 2020.

4Q20 Investment Banking
$2.61 billion
	Financial Advisory	$1.09 billion
	Underwriting	$1.64 billion
	Corporate Lending	$(119) million

Goldman Sachs Reports

Full Year and Fourth Quarter 2020 Earnings Results

Global Markets

Full Year

Net revenues in Global Markets were $21.16 billion for 2020, 43% higher than 2019.

Net revenues in FICC were $11.58 billion, 57% higher than 2019, primarily due to significantly higher net revenues in FICC intermediation, reflecting significantly higher net revenues across all major businesses. In addition, net revenues in FICC financing were higher, driven by repurchase agreements.

Net revenues in Equities were $9.57 billion, 30% higher than 2019, due to significantly higher net revenues in Equities intermediation, reflecting significantly higher net revenues in both derivatives and cash products. Net revenues in Equities financing were lower, primarily reflecting higher net funding costs, including the impact of lower yields on the firm’s global core liquid assets.

2020 Global Markets
$21.16 billion
	FICC Intermediation	$ 9.99 billion
	FICC Financing	$ 1.59 billion
	FICC	$11.58 billion

	Equities Intermediation	$6.99 billion
	Equities Financing	$2.58 billion
	Equities	$9.57 billion

Fourth Quarter

Net revenues in Global Markets were $4.27 billion for the fourth quarter of 2020, 23% higher than the fourth quarter of 2019 and 6% lower than the third quarter of 2020.

Net revenues in FICC were $1.88 billion, 6% higher than the fourth quarter of 2019, due to higher net revenues in FICC intermediation, reflecting significantly higher net revenues in credit products and commodities and higher net revenues in currencies, partially offset by significantly lower net revenues in interest rate products and lower net revenues in mortgages. Net revenues in FICC financing were essentially unchanged.

Net revenues in Equities were $2.39 billion, 40% higher than the fourth quarter of 2019, due to significantly higher net revenues in Equities intermediation, reflecting significantly higher net revenues in both derivatives and cash products. Net revenues in Equities financing were lower, reflecting higher net funding costs, including the impact of lower yields on the firm’s global core liquid assets.

4Q20 Global Markets
$4.27 billion
	FICC Intermediation	$1.50 billion
	FICC Financing	$380 million
	FICC	$1.88 billion

	Equities Intermediation	$1.80 billion
	Equities Financing	$591 million
	Equities	$2.39 billion

Asset Management

Full Year

Net revenues in Asset Management were $7.98 billion for 2020, 11% lower than 2019, reflecting significantly lower net revenues in Equity investments and Lending and debt investments. Incentive fees were significantly higher, and Management and other fees (from the firm’s institutional and third-party distribution asset management clients) were higher.

The decrease in Equity investments net revenues reflected significantly lower net gains from investments in private equities, partially offset by significantly higher net gains from investments in public equities. The decrease in Lending and debt investments primarily reflected net losses from debt investments in 2020 compared with net gains in 2019. The increase in Incentive fees was primarily driven by performance, and the increase in Management and other fees reflected the impact of higher average assets under supervision, partially offset by a lower average effective management fee due to shifts in the mix of client assets and strategies.

2020 Asset Management
$7.98 billion
	Management and Other Fees	$ 2.79 billion
	Incentive Fees	$287 million
	Equity Investments	$4.10 billion
	Lending and Debt Investments	$817 million

Goldman Sachs Reports

Full Year and Fourth Quarter 2020 Earnings Results

Asset Management

Fourth Quarter

Net revenues in Asset Management were $3.21 billion for the fourth quarter of 2020, 7% higher than the fourth quarter of 2019 and 16% higher than the third quarter of 2020. The increase compared with the fourth quarter of 2019 primarily reflected significantly higher net revenues in Lending and debt investments, partially offset by slightly lower net revenues in Equity investments. In addition, Management and other fees (from the firm’s institutional and third-party distribution asset management clients) and Incentive fees were both higher.

The increase in Lending and debt investments net revenues was due to significantly higher net gains, reflecting tighter corporate credit spreads during the quarter. The decrease in Equity investments net revenues reflected significantly lower net gains from investments in private equities, partially offset by significantly higher net gains from investments in public equities. The increase in Management and other fees reflected the impact of higher average assets under supervision, partially offset by a lower average effective management fee due to shifts in the mix of client assets and strategies.

4Q20 Asset Management
$3.21 billion
	Management and Other Fees	$ 733 million
	Incentive Fees	$ 71 million
	Equity Investments	$1.77 billion
	Lending and Debt Investments	$637 million

Consumer & Wealth Management

Full Year

Net revenues in Consumer & Wealth Management were $6.00 billion for 2020, 15% higher than 2019.

Net revenues in Wealth management were $4.78 billion, 10% higher than 2019, primarily reflecting higher Management and other fees, primarily reflecting the impact of higher average assets under supervision, higher transaction volumes and the impact of the full-year consolidation of GS Personal Financial Management[5], partially offset by a lower average effective management fee due to shifts in the mix of client assets and strategies.

Net revenues in Consumer banking were $1.21 billion, 40% higher than 2019, reflecting higher credit card loan and deposit balances.

2020 Consumer & Wealth Management
$6.00 billion
	Wealth Management	$ 4.78 billion
	Consumer Banking	$1.21 billion

Fourth Quarter

Net revenues in Consumer & Wealth Management were $1.65 billion for the fourth quarter of 2020, 17% higher than the fourth quarter of 2019 and 11% higher than the third quarter of 2020.

Net revenues in Wealth management were $1.31 billion, 11% higher than the fourth quarter of 2019, primarily reflecting higher Management and other fees, primarily reflecting the impact of higher average assets under supervision and higher transaction volumes, partially offset by a lower average effective management fee due to shifts in the mix of client assets and strategies. Net revenues in Private banking and lending were higher, primarily reflecting higher net interest income on mortgages.

Net revenues in Consumer banking were $347 million, 52% higher than the fourth quarter of 2019, reflecting higher deposit and credit card loan balances.

4Q20 Consumer & Wealth Management
$1.65 billion
	Wealth Management	$ 1.31 billion
	Consumer Banking	$347 million

Goldman Sachs Reports

Full Year and Fourth Quarter 2020 Earnings Results

Provision for Credit Losses

Full Year

Provision for credit losses was $3.10 billion for 2020, compared with $1.07 billion for 2019.   The  increase  was  primarily  due  to  significantly  higher  provisions  related  to wholesale  loans  as  a  result of individual impairments and ratings downgrades during the  year,  as well as deterioration and uncertainty in the broader economic environment (incorporating the accounting for credit losses under the Current Expected Credit Losses standard6) reflecting the impact of the COVID-19 pandemic. The increase also included higher provisions related to credit card loans, due to growth in the portfolio.

2020 Provision for Credit Losses
$3.10 billion

Fourth Quarter

Provision for credit losses was $293 million for the fourth quarter of 2020, 13% lower than the fourth quarter of 2019 and 5% higher than the third quarter of 2020. The fourth quarter of 2020 included reserve reductions on wholesale loans reflecting stabilization in the broader economic environment following the impact of the COVID-19 pandemic earlier in the year, partially offset by higher provisions from growth in credit card loans compared with the fourth quarter of 2019.

4Q20 Provision for Credit Losses
$293 million

Operating Expenses

Full Year

Operating expenses were $28.98 billion for 2020, 16% higher than 2019. The firm’s efficiency ratio[3] for 2020 was 65.0%, compared with 68.1% for 2019.

The increase in operating expenses compared with 2019 primarily reflected significantly higher net provisions for litigation and regulatory proceedings and higher compensation and benefits expenses (reflecting improved financial performance). In addition, transaction based expenses were higher (reflecting an increase in activity levels), technology expenses were higher and expenses related to consolidated investments, including impairments, were also higher (increase was primarily in depreciation and amortization and occupancy expenses). The increase also reflected higher charitable contributions  (included in other expenses), which included approximately $300 million to Goldman Sachs Gives and approximately $125 million to The Goldman Sachs Foundation during 2020. These increases were partially offset by significantly lower travel and entertainment expenses (included in market development expenses) and lower occupancy-related expenses.

Net provisions for litigation and regulatory proceedings for 2020 were $3.42 billion compared with $1.24 billion for 2019.

Headcount increased 6% during 2020, reflecting investments in new business initiatives and an increase in technology professionals.

2020 Operating Expenses
$28.98 billion

2020 Efficiency Ratio
65.0%

Goldman Sachs Reports

Full Year and Fourth Quarter 2020 Earnings Results

Operating Expenses

Fourth Quarter

Operating expenses were $5.91 billion for the fourth quarter of 2020, 19% lower than the fourth quarter of 2019 and 5% lower than the third quarter of 2020.

The decrease in operating expenses compared with the fourth quarter of 2019 was primarily due to significantly lower net provisions for litigation and regulatory proceedings and lower compensation and benefits expenses. In addition, travel and entertainment expenses (included in market development expenses) and occupancy-related expenses were lower. These decreases were partially offset by significantly higher charitable contributions (included in other expenses), significantly higher transaction based expenses (reflecting an increase in activity levels) and higher technology expenses.

Net provisions for litigation and regulatory proceedings for the fourth quarter of 2020 were $24 million compared with $1.09 billion for the fourth quarter of 2019.

4Q20 Operating Expenses

$5.91 billion

Provision for Taxes

The effective income tax rate for 2020 was 24.2%, down from 28.6% for the first nine months of 2020, primarily due to a decrease in the impact of non-deductible litigation for the full year compared with the first nine months of 2020. The 2020 effective income tax rate increased from 20.0% for 2019, primarily due to an increase in provisions for non-deductible litigation in 2020 compared to 2019.

2020 Effective Tax Rate
24.2%

Other Matters

◾ On January 15, 2021, the Board of Directors of The Goldman Sachs Group, Inc. declared a dividend of $1.25 per common share to be paid on March 30, 2021 to common shareholders of record on March 2, 2021.

◾ During the year, the firm returned $3.72 billion of capital to common shareholders, including $1.93 billion of share repurchases (8.2 million shares at an average cost of $236.35), all in the first quarter of 2020, and $1.80 billion of common stock dividends. The fourth quarter of 2020 included $448 million of common stock dividends.[3]

◾ Global core liquid assets[3] averaged $283 billion[4] for 2020, compared with an average of $234 billion for 2019. Global core liquid assets averaged $298 billion[4] for the fourth quarter of 2020, compared with an average of $302 billion for the third quarter of 2020.

Declared Quarterly Dividend Per Common Share
$1.25

Capital Returned
$3.72 billion in 2020

Average GCLA
$283 billion for 2020

Goldman Sachs Reports

Full Year and Fourth Quarter 2020 Earnings Results

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity, see “Risk Factors” in Part II, Item 1A of the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 and in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2019.

Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.

Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that transactions may be modified or may not be completed at all and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For information about other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part II, Item 1A of the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 and in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2019.

Conference Call

A conference call to discuss the firm’s financial results, outlook and related matters will be held at 9:30 am (ET). The call will be open to the public. Members of the public who would like to listen to the conference call should dial 1-888-281-7154  (in the U.S.) or 1-706-679-5627 (outside the U.S.). The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the firm’s website, www.goldmansachs.com/investor-relations. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the firm’s website or by dialing 1-855-859-2056 (in the U.S.) or 1-404-537-3406 (outside the U.S.) passcode number 64774224 beginning approximately three hours after the event. Please direct any questions regarding obtaining  access  to the conference  call to Goldman Sachs Investor Relations, via e-mail,  at gs-investor-relations@gs.com.

Goldman Sachs Reports

Full Year and Fourth Quarter 2020 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	YEAR ENDED		% CHANGE FROM

	DECEMBER 31, 2020	DECEMBER 31, 2019	DECEMBER 31, 2019
INVESTMENT BANKING
Financial advisory	$ 3,065	$ 3,197	(4) %

Equity underwriting	3,406	1,482	130
Debt underwriting	2,670	2,119	26
Underwriting	6,076	3,601	69

Corporate lending	282	801	(65)
Net revenues	9,423	7,599	24

GLOBAL MARKETS
FICC intermediation	9,991	6,009	66
FICC financing	1,593	1,379	16
FICC	11,584	7,388	57

Equities intermediation	6,989	4,374	60
Equities financing	2,584	3,017	(14)
Equities	9,573	7,391	30
Net revenues	21,157	14,779	43

ASSET MANAGEMENT
Management and other fees	2,785	2,600	7
Incentive fees	287	130	121
Equity investments	4,095	4,765	(14)
Lending and debt investments	817	1,470	(44)
Net revenues	7,984	8,965	(11)

CONSUMER & WEALTH MANAGEMENT
Management and other fees	3,889	3,475	12
Incentive fees	114	81	41
Private banking and lending	780	783	–
Wealth management	4,783	4,339	10

Consumer banking	1,213	864	40
Net revenues	5,996	5,203	15

Total net revenues	$ 44,560	$ 36,546	22
Geographic Net Revenues (unaudited)[3] $ in millions

	YEAR ENDED

	DECEMBER 31, 2020	DECEMBER 31, 2019
Americas	$ 27,508	$ 22,148
EMEA	10,868	9,745
Asia	6,184	4,653
Total net revenues	$ 44,560	$ 36,546

Americas	62%	60%
EMEA	24%	27%
Asia	14%	13%
Total	100%	100%

Goldman Sachs Reports

Full Year and Fourth Quarter 2020 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	THREE MONTHS ENDED			% CHANGE FROM

	DECEMBER 31, 2020	SEPTEMBER 30, 2020	DECEMBER 31, 2019	SEPTEMBER 30, 2020	DECEMBER 31, 2019
INVESTMENT BANKING
Financial advisory	$ 1,091	$ 507	$ 855	115%	28%

Equity underwriting	1,115	856	378	30	195
Debt underwriting	526	571	599	(8)	(12)
Underwriting	1,641	1,427	977	15	68

Corporate lending	(119)	35	232	N.M.	N.M.
Net revenues	2,613	1,969	2,064	33	27

GLOBAL MARKETS
FICC intermediation	1,498	2,170	1,382	(31)	8
FICC financing	380	332	387	14	(2)
FICC	1,878	2,502	1,769	(25)	6

Equities intermediation	1,796	1,466	979	23	83
Equities financing	591	585	732	1	(19)
Equities	2,387	2,051	1,711	16	40
Net revenues	4,265	4,553	3,480	(6)	23

ASSET MANAGEMENT
Management and other fees	733	728	666	1	10
Incentive fees	71	28	45	154	58
Equity investments	1,770	1,423	1,865	24	(5)
Lending and debt investments	637	589	427	8	49
Net revenues	3,211	2,768	3,003	16	7

CONSUMER & WEALTH MANAGEMENT
Management and other fees	1,035	957	967	8	7
Incentive fees	28	7	19	N.M.	47
Private banking and lending	242	201	194	20	25
Wealth management	1,305	1,165	1,180	12	11

Consumer banking	347	326	228	6	52
Net revenues	1,652	1,491	1,408	11	17

Total net revenues	$ 11,741	$ 10,781	$ 9,955	9	18
Geographic Net Revenues (unaudited) [3]
$ in millions

	THREE MONTHS ENDED

	DECEMBER 31, 2020	SEPTEMBER 30, 2020	DECEMBER 31, 2019
Americas	$ 7,175	$ 6,873	$ 6,310
EMEA	2,837	2,470	2,268
Asia	1,729	1,438	1,377
Total net revenues	$ 11,741	$ 10,781	$ 9,955

Americas	61%	64%	63%
EMEA	24%	23%	23%
Asia	15%	13%	14%
Total	100%	100%	100%

Goldman Sachs Reports

Full Year and Fourth Quarter 2020 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)

In millions, except per share amounts

	YEAR ENDED		% CHANGE FROM

	DECEMBER 31, 2020	DECEMBER 31, 2019	DECEMBER 31, 2019
REVENUES
Investment banking	$ 9,141	$ 6,798	34%
Investment management	6,923	6,189	12
Commissions and fees	3,548	2,988	19
Market making	15,546	10,157	53
Other principal transactions	4,651	6,052	(23)
Total non-interest revenues	39,809	32,184	24

Interest income	13,689	21,738	(37)
Interest expense	8,938	17,376	(49)
Net interest income	4,751	4,362	9

Total net revenues	44,560	36,546	22

Provision for credit losses	3,098	1,065	191

OPERATING EXPENSES
Compensation and benefits	13,309	12,353	8
Transaction based[7]	4,141	3,513	18
Market development	401	739	(46)
Communications and technology	1,347	1,167	15
Depreciation and amortization	1,902	1,704	12
Occupancy	960	1,029	(7)
Professional fees	1,306	1,316	(1)
Other expenses[7]	5,617	3,077	83
Total operating expenses	28,983	24,898	16

Pre-tax earnings	12,479	10,583	18
Provision for taxes	3,020	2,117	43
Net earnings	9,459	8,466	12
Preferred stock dividends	544	569	(4)
Net earnings applicable to common shareholders	$ 8,915	$ 7,897	13

EARNINGS PER COMMON SHARE
Basic[3]	$ 24.94	$ 21.18	18%
Diluted	$ 24.74	$ 21.03	18

AVERAGE COMMON SHARES
Basic	356.4	371.6	(4)
Diluted	360.3	375.5	(4)

Goldman Sachs Reports

Full Year and Fourth Quarter 2020 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)

In millions, except per share amounts and headcount

	THREE MONTHS ENDED			% CHANGE FROM

	DECEMBER 31, 2020	SEPTEMBER 30, 2020	DECEMBER 31, 2019	SEPTEMBER 30, 2020	DECEMBER 31, 2019
REVENUES
Investment banking	$ 2,732	$ 1,934	$ 1,832	41%	49%
Investment management	1,831	1,689	1,671	8	10
Commissions and fees	849	804	687	6	24
Market making	2,750	3,327	2,479	(17)	11
Other principal transactions	2,169	1,943	2,221	12	(2)
Total non-interest revenues	10,331	9,697	8,890	7	16

Interest income	2,973	2,932	4,922	1	(40)
Interest expense	1,563	1,848	3,857	(15)	(59)
Net interest income	1,410	1,084	1,065	30	32

Total net revenues	11,741	10,781	9,955	9	18

Provision for credit losses	293	278	336	5	(13)

OPERATING EXPENSES
Compensation and benefits	2,479	3,117	3,046	(20)	(19)
Transaction based[7]	1,086	1,011	899	7	21
Market development	89	70	200	27	(56)
Communications and technology	341	340	308	–	11
Depreciation and amortization	498	468	464	6	7
Occupancy	254	235	318	8	(20)
Professional fees	350	298	366	17	(4)
Other expenses[7]	810	665	1,697	22	(52)
Total operating expenses	5,907	6,204	7,298	(5)	(19)

Pre-tax earnings	5,541	4,299	2,321	29	139
Provision for taxes	1,035	932	404	11	156
Net earnings	4,506	3,367	1,917	34	135
Preferred stock dividends	144	134	193	7	(25)
Net earnings applicable to common shareholders	$ 4,362	$ 3,233	$ 1,724	35	153

EARNINGS PER COMMON SHARE
Basic[3]	$ 12.23	$ 9.07	$ 4.74	35%	158%
Diluted	$ 12.08	$ 8.98	$ 4.69	35	158

AVERAGE COMMON SHARES
Basic	356.0	355.9	362.4	–	(2)
Diluted	361.0	359.9	367.3	–	(2)

SELECTED DATA AT PERIOD-END
Common shareholders’ equity	$ 84,729	$ 81,447	$ 79,062	4	7
Basic shares[3]	358.8	356.0	361.8	1	(1)
Book value per common share	$ 236.15	$ 228.78	$ 218.52	3	8

Headcount	40,500	40,900	38,300	(1)	6

Goldman Sachs Reports

Full Year and Fourth Quarter 2020 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)4

$ in billions

	AS OF

	DECEMBER 31, 2020	SEPTEMBER 30, 2020	DECEMBER 31, 2019
ASSETS
Cash and cash equivalents	$ 156	$ 153	$ 133
Collateralized agreements	250	229	222
Customer and other receivables	121	111	75
Trading assets	394	408	355
Investments	89	81	64
Loans	116	112	109
Other assets	37	38	35
Total assets	$ 1,163	$ 1,132	$ 993

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$ 260	$ 261	$ 190
Collateralized financings	174	144	152
Customer and other payables	191	187	175
Trading liabilities	154	162	109
Unsecured short-term borrowings	53	48	48
Unsecured long-term borrowings	213	214	207
Other liabilities	22	23	22
Total liabilities	1,067	1,039	903
Shareholders’ equity	96	93	90
Total liabilities and shareholders’ equity	$ 1,163	$ 1,132	$ 993
Capital Ratios and Supplementary Leverage Ratio (unaudited)[3,4] $ in billions

	AS OF

	DECEMBER 31, 2020	SEPTEMBER 30, 2020	DECEMBER 31, 2019
Common equity tier 1 capital	$ 81.6	$ 77.5	$ 74.9

STANDARDIZED CAPITAL RULES
Risk-weighted assets	$ 554	$ 535	$ 564
Common equity tier 1 capital ratio	14.7%	14.5%	13.3%

ADVANCED CAPITAL RULES
Risk-weighted assets	$ 610	$ 600	$ 545
Common equity tier 1 capital ratio	13.4%	12.9%	13.7%

SUPPLEMENTARY LEVERAGE RATIO
Supplementary leverage ratio	7.0%	6.8%	6.2%
Average Daily VaR (unaudited)[3,4]
$ in millions

	THREE MONTHS ENDED			YEAR ENDED

	DECEMBER 31, 2020	SEPTEMBER 30, 2020	DECEMBER 31, 2019	DECEMBER 31, 2020	DECEMBER 31, 2019
RISK CATEGORIES
Interest rates	$ 57	$ 72	$ 49	$ 71	$ 46
Equity prices	50	55	24	55	27
Currency rates	14	22	11	23	11
Commodity prices	20	26	12	20	12
Diversification effect	(57)	(84)	(38)	(75)	(40)
Total	$ 84	$ 91	$ 58	$ 94	$ 56

Goldman Sachs Reports

Full Year and Fourth Quarter 2020 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Assets Under Supervision (unaudited)3,4

$ in billions

	AS OF

	DECEMBER 31, 2020	SEPTEMBER 30, 2020	DECEMBER 31, 2019
SEGMENT
Asset Management	$ 1,530	$ 1,461	$ 1,298
Consumer & Wealth Management	615	575	561
Total AUS	$ 2,145	$ 2,036	$ 1,859

ASSET CLASS
Alternative investments	$ 191	$ 182	$ 185
Equity	475	421	423
Fixed income	896	856	789
Total long-term AUS	1,562	1,459	1,397
Liquidity products	583	577	462
Total AUS	$ 2,145	$ 2,036	$ 1,859

	THREE MONTHS ENDED			YEAR ENDED

	DECEMBER 31, 2020	SEPTEMBER 30, 2020	DECEMBER 31, 2019	DECEMBER 31, 2020	DECEMBER 31, 2019
ASSET MANAGEMENT
Beginning balance	$ 1,461	$ 1,499	$ 1,232	$ 1,298	$ 1,087
Net inflows / (outflows):
Alternative investments	2	(3)	(1)	(4)	2
Equity	(12)	(5)	1	(12)	34
Fixed income	20	22	(4)	55	35
Total long-term AUS net inflows / (outflows)	10	14	(4)	39	71
Liquidity products	6	(86)	50	107	52
Total AUS net inflows / (outflows)	16	(72)	46	146	123	[5]
Net market appreciation / (depreciation)	53	34	20	86	88
Ending balance	$ 1,530	$ 1,461	$ 1,298	$ 1,530	$ 1,298

CONSUMER & WEALTH MANAGEMENT
Beginning balance	$ 575	$ 558	$ 530	$ 561	$ 455
Net inflows / (outflows):
Alternative investments	1	2	2	3	9
Equity	8	–	–	8	11
Fixed income	(2)	2	4	(8)	17
Total long-term AUS net inflows / (outflows)	7	4	6	3	37
Liquidity products	–	(4)	8	14	13
Total AUS net inflows / (outflows)	7	–	14	17	50	[5]
Net market appreciation / (depreciation)	33	17	17	37	56
Ending balance	$ 615	$ 575	$ 561	$ 615	$ 561

FIRMWIDE
Beginning balance	$ 2,036	$ 2,057	$ 1,762	$ 1,859	$ 1,542
Net inflows / (outflows):
Alternative investments	3	(1)	1	(1)	11
Equity	(4)	(5)	1	(4)	45
Fixed income	18	24	–	47	52
Total long-term AUS net inflows / (outflows)	17	18	2	42	108
Liquidity products	6	(90)	58	121	65
Total AUS net inflows / (outflows)	23	(72)	60	163	173	[5]
Net market appreciation / (depreciation)	86	51	37	123	144
Ending balance	$ 2,145	$ 2,036	$ 1,859	$ 2,145	$ 1,859

Goldman Sachs Reports

Full Year and Fourth Quarter 2020 Earnings Results

Footnotes

1.

ROE is calculated by dividing net earnings (or annualized net earnings for annualized ROE) applicable to common shareholders by average monthly common shareholders’ equity. ROTE is calculated by dividing net earnings (or annualized net earnings for annualized ROTE) applicable to common shareholders by average monthly tangible common shareholders’ equity (tangible common shareholders’ equity is calculated as total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets). Management believes that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally, and that tangible common shareholders’ equity is meaningful because it is a measure that the firm and investors use to assess capital adequacy. ROTE and tangible common shareholders’ equity are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

The table below presents a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

	AVERAGE FOR THE

Unaudited, $ in millions	THREE MONTHS ENDED DECEMBER 31, 2020	YEAR ENDED DECEMBER 31, 2020
Total shareholders’ equity	$ 93,835	$ 91,779
Preferred stock	(11,203)	(11,203)
Common shareholders’ equity	82,632	80,576
Goodwill Identifiable intangible assets	(4,332) (626)	(4,238) (617)
Tangible common shareholders’ equity	$ 77,674	$ 75,721

2.	Dealogic – January 1, 2020 through December 31, 2020.

3.

For information about the following items, see the referenced sections in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2020: (i) investment banking transaction backlog – see “Results of Operations – Investment Banking” (ii) assets under supervision – see “Results of Operations – Assets Under Supervision” (iii) efficiency ratio – see “Results of Operations – Operating Expenses” (iv) share repurchase program – see “Equity Capital Management and Regulatory Capital – Equity Capital Management” (v) global core liquid assets – see “Risk Management – Liquidity Risk Management” (vi) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics” and (vii) VaR – see “Risk Management – Market Risk Management.”

For information about the following items, see the referenced sections in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2020: (i) risk-based capital ratios and the supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy” (ii) geographic net revenues – see Note 25 “Business Segments” and (iii) unvested share-based awards that have non-forfeitable rights to dividends or dividend equivalents in calculating basic EPS – see Note 21 “Earnings Per Common Share.”

4.	Represents a preliminary estimate for the fourth quarter of 2020 and may be revised in the firm’s Annual Report on Form 10-K for the year ended December 31, 2020.

5.

Net inflows in assets under supervision for 2019 included $71 billion of total inflows (substantially all in equity and fixed income assets) in connection with the acquisitions of both Standard & Poor’s Investment Advisory Services (SPIAS) and GS Personal Financial Management in the third quarter of 2019 ($58 billion), and Rocaton Investment Advisors (Rocaton) in the second quarter of 2019 ($13 billion). SPIAS and Rocaton were included in the Asset Management segment and GS Personal Financial Management was included in the Consumer & Wealth Management segment.

6.

In the first quarter of 2020, the firm adopted ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326) – Measurement of Credit Losses on Financial Instruments.” For further information about ASU No. 2016-13, see Note 3 “Significant Accounting Policies” in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2020.

7.

Brokerage, clearing, exchange and distribution fees has been renamed transaction based expenses and additionally includes expenses resulting from completed transactions, which are directly related to client revenues. Such expenses were previously reported in other expenses. Previously reported amounts have been conformed to the current presentation.